SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 24, 2003


                               COLOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

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

       0-16450                                                      13-3453420
       -------                                                      ----------
(Commission File Number)                                    (IRS Employer Identification No.)

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       4350 Peachtree Industrial Boulevard, Suite 100, Norcross, GA 30071
          (Address of principal executive offices, including zip code)


                                 (770) 840-1090
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

     On January 23, 2003, Color Imaging, Inc.'s ("Color Imaging") registration statement on Form SB-2 (SEC Reg. No. 333-76090) was declared effective by the Securities and Exchange Commission. Color Imaging is offering to sell up to 7 million shares of its common stock on a best-efforts basis at $1.35 per share and its offering will terminate on February 14, 2003, unless the entire offering has been sold prior to that time or otherwise terminated. Affiliates of Color Imaging may purchase up to $7 million of Color Imaging's shares of common stock offered at $1.35 per share. If all of the shares offered are sold, Color Imaging will receive net proceeds of approximately $9.1 million, after deducting offering expenses.

     In addition, certain stockholders of Color Imaging are offering to sell up to 3,959,487 shares of Color Imaging common stock, including shares underlying warrants to purchase shares of Color Imaging common stock. Color Imaging will not receive any of the proceeds from the sale of its common stock offered by the selling stockholders.

     For additional information with regard to Color Imaging's offering, please refer to Color Imaging's prospectus as filed with the Securities and Exchange Commission on January 24, 2003.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Color Imaging, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLOR IMAGING, INC.


Date:  January 24, 2003                 By:/s/      Morris E. Van Asperen
                                           -------------------------------------
                                        Name:       Morris E. Van Asperen
                                        Title:      Executive Vice President and
                                                    Chief Financial Officer







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